UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12

ALLEGHENY ENERGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

The following letter was mailed on or about August 23, 2010 to certain Allegheny Energy, Inc. stockholders as of July 16, 2010.

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY TODAY

August 23, 2010

Dear Allegheny Energy Stockholder:

According to our records, we have not received your voting instructions for the important special meeting of the stockholders of Allegheny Energy, Inc. to be held on September 14, 2010. Your vote is extremely important, no matter how many shares you hold. The Allegheny Energy board of directors unanimously recommends that you vote “FOR” both proposals relating to the proposed merger with FirstEnergy Corp.

Proposal 1 requires the affirmative vote of holders of at least a majority of the shares of Allegheny Energy common stock outstanding and entitled to vote. Your failure to vote your shares will have the same effect as a vote “against” the approval of the merger agreement and the merger.

If you have not already done so, please vote TODAY by telephone, through the Internet, or by marking, signing, and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid return envelope provided. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Allegheny Energy, toll-free at 1-800-549-6650.

Thank you for your cooperation and continued support.

Sincerely,

Paul J. Evanson
Chairman, President and Chief Executive Officer

Continued on Reverse Side

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, FirstEnergy filed a Registration Statement on Form S-4 (Registration No. 333-165640) with the SEC that includes a joint proxy statement of FirstEnergy and Allegheny Energy and that also constitutes a prospectus of FirstEnergy. FirstEnergy and Allegheny Energy urge shareholders to read the joint proxy statement/prospectus regarding the proposed merger, as well as other documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from FirstEnergy’s website (www.firstenergycorp.com) under the tab “Investors” and then under the heading “Financial Information” and then under the item “SEC Filings.” You may also obtain these documents, free of charge, from Allegheny Energy’s website (www.alleghenyenergy.com) under the tab “Investors” and then under the heading “SEC Filings.”